UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 23, 2011

Commission File No. 0-11178

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:                                                      (801) 566-1200

ITEM 1.01 Entry Into a Material Definitive Agreement

On September 23, 2001, Utah Medical Products, Inc. (UTMD) and JPMorgan Chase Bank, N.A. (Chase) modified the loan agreement covenants they entered into on March 17, 2011. The modifications require UTMD to: a) maintain its Interest Coverage Ratio at 1.05 to 1.00 or better (previously 1.15 to 1.00 or better), and b) maintain its Tangible Net Worth at negative $20,000,000 or higher (previously negative $12,000,000 or higher). A copy of the modification agreement is attached hereto as Exhibit 1.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

(d) Exhibits
Exhibit #	SEC Reference #	Title of Document
1	10	First Modification Agreement dated as of September 23, 2011 among Utah Medical Products, Inc., as Borrower, and JPMorgan Chase Bank, N.A., as Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 09/26/2011	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO